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EXHIBIT 21

Subsidiaries of InfoSonics Corporation

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  InfoSonics Latin America, Inc. (CA Corporation)
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  InfoSonics de Mexico S.A. de C.V. (Mexico Corporation)
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  InfoSonics de Guatemala S.A. (Guatemala Corporation)
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  InfoSonics El Salvador S.A. de C.V. (El Salvador Corporation)
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  InfoSonics S.A. (Uruguay Corporation)
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  Axcess Mobile, LLC (CA Limited Liability Corporation)
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  InfoSonics Corporation Chile y Compania Limitada (Chile Corporation)
  •
  InfoSonics Colombia S.A. (Colombia Corporation)
  •
  verykool USA, Inc. (MD Corporation)

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  EXHIBIT 21
Subsidiaries of InfoSonics Corporation